Reg. No. 333-____
As filed with the Securities and Exchange Commission on July 30, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             LaserSight Incorporated
             (Exact Name of Registrant as Specified in its Charter)
        Delaware                                         65-0273162
(State of Incorporation)                    (I.R.S. Employer Identification No.)
                      3300 University Boulevard, Suite 140
                           Winter Park, Florida 32792
              (Address and Zip Code of Principal Executive Offices)

            LaserSight Incorporated 1999 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                Gregory L. Wilson
                             Chief Financial Officer
                      3300 University Boulevard, Suite 140
                           Winter Park, Florida 32792
                                 (407) 678-9900
           (Name, Address, and Telephone Number of Agent For Service)

                        CALCULATION OF REGISTRATION FEE


                                           Proposed Maximum      Proposed Maximum
   Title of Securities     Amount to be   Offering Price Per    Aggregate Offering       Amount of
    to be Registered      Registered (1)      Share (2)              Price (2)        Registration Fee
    ----------------      --------------      ---------              ---------        ----------------

Common Stock, Par value
$.001 per share(3)        200,000 shares       $ 14.13               $2,826,000           $ 785.63


(1) In the event of a stock split, stock dividend, or similar transaction involving the Common Stock, in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933, as amended ("Securities Act").

(2) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the Nasdaq National Market on July 23, 1999. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(3) Includes the associated preferred stock purchase rights (the "Rights") to purchase one one-thousandth of a share of Series E Junior Participating Preferred Stock. The Rights initially are attached to and trade with the Common Stock of the Registrant. The value attributable to such Rights, if any, is reflected in the offering price of the Common Stock.

                                EXPLANATORY NOTE


      As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3:  Incorporation of Documents by Reference

     The   following   documents   filed  with  the   Commission  by  LaserSight
Incorporated are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     (a) LaserSight's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1998 filed by LaserSight with the Commission on March 31, 1999, as amended by the Form 10-K/A filed with the Commission on April 30, 1999;

     (b) All other reports filed by LaserSight with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1998.

     (c) The  description  of  LaserSight's   Common  Stock  under  the  caption
         "Description of Securities" on pages 16 to 21 of the prospectus forming a part of the Registration Statement on Form S-3 (Reg. No. 333-77825) under the Securities Act declared effective by the Commission on June 3, 1999.

     All documents subsequently filed by LaserSight pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4:  Description of Securities

     Not applicable.

Item 5:  Interests of Named Experts and Counsel

     Not applicable.

Item 6:  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actual and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The certificate of incorporation of LaserSight provides that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the board of directors of LaserSight.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The certificate of incorporation of LaserSight provides that, to the fullest extent permitted by the DGCL, no director of LaserSight shall be personally liable to LaserSight or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL currently provides that such provisions do not eliminate the liability of a director (1) for a breach of the director's duty of loyalty to LaserSight or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (4) for any transaction from which the director derived an improper personal benefit. Reference is made to LaserSight's charter and by-laws filed as Exhibits 4.1 and 4.2 hereto, respectively.

     LaserSight maintains directors' and officers' liability insurance policies covering certain liabilities of persons serving as officers and directors and providing reimbursement to LaserSight for its indemnification of such persons.

Item 7:  Exemption from Registration Claimed

     Not applicable.



Item 8:  Exhibits

 Exhibit
 Number                       Description of Exhibit
 ------                       ----------------------

  4.1 Certificate of Incorporation (incorporated by reference to Exhibit 1 to the Form 8-A/A(Amendment No. 4) filed by LaserSight on June 25,
           1998).

  4.2      By-laws   (incorporated   by   reference   to  Exhibit  3  to
           LaserSight's Annual Report on Form 10-K for the fiscal year ending December 31, 1992 filed by LaserSight on March 31, 1993).

  4.3 Rights Agreement, dated as of July 2, 1998, between LaserSight Incorporated and American Stock Transfer & Trust Company, as Rights Agent, which includes (i) as Exhibit A thereto the form of Certificate of Designation of the Series E Junior Participating Preferred Stock, (ii) as Exhibit B thereto the form of Right certificate (separate certificates for the Rights will not be issued until after the Distribution Date) and (iii) as Exhibit C thereto the Summary of Stockholder Rights Agreement (incorporated by reference to
           Exhibit 99.1 to the Form 8-K filed by LaserSight on July 8, 1998).

  4.4 First Amendment, dated as of March 22, 1999, to Rights Agreement, dated as of July 2, 1998, between LaserSight Incorporated and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 2 to Form 8-A/A filed by LaserSight on March 29, 1999).

  5.1      Opinion of Sonnenschein Nath & Rosenthal

 23.1      Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.1)

 23.2      Consent of KPMG LLP

 24.1      Powers of Attorney (on signature page)

Item 9.  Undertakings

(a) Rule 415 Offering. LaserSight hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by LaserSight pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Incorporation of Subsequent Exchange Act Documents by Reference.

         LaserSight hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of LaserSight's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Form S-8 Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of LaserSight pursuant to the foregoing provisions, or otherwise, LaserSight has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by LaserSight of expenses incurred or paid by a director, officer or controlling person of LaserSight in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, LaserSight will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, LaserSight certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winter Park, Florida on July 30, 1999.


                                           LASERSIGHT INCORPORATED


                                           By: /s/Michael R. Farris
                                           -------------------------------------
                                           Michael R. Farris
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Farris, J. Richard Crowley and Gregory L. Wilson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities on the dates indicated.


/s/Michael R. Farris                                               July 30, 1999
------------------------------------------------------
Michael R. Farris, President, Chief Executive Officer,
and Director

/s/Francis E. O'Donnell, Jr., M.D.                                 July 30, 1999
------------------------------------------------------
Francis E. O'Donnell, Jr., M.D., Chairman of the
Board and Director


/s/Juliet Tammenoms Bakker                                         July 30, 1999
------------------------------------------------------
Juliet Tammenoms Bakker, Director

/s/J. Richard Crowley                                              July 30, 1999
------------------------------------------------------
J. Richard Crowley, Chief Operating Officer and
Director

/s/Terry A. Fuller, Ph.D.                                          July 30, 1999
------------------------------------------------------
Terry A. Fuller, Ph.D., Director

/s/Gary F. Jonas                                                   July 30, 1999
------------------------------------------------------
Gary F. Jonas, Director

/s/David T. Pieroni                                                July 30, 1999
------------------------------------------------------
David T. Pieroni, Director

/s/Gregory L. Wilson                                               July 30, 1999
------------------------------------------------------
Gregory L. Wilson, Chief Financial Officer (Principal
Accounting Officer)

                                INDEX TO EXHIBITS

 Exhibit
 Number                      Description of Exhibit
 ------                      ----------------------

  5.1      Opinion of Sonnenschein Nath & Rosenthal

 23.1      Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.1)

 23.2      Consent of KPMG LLP